UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ITC HOLDINGS CORP.
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ITC Holdings Corp. Fourth Quarter 2015 Investor Call February 25, 2016

This presentation contain certain statements that describe ITC Holdings Corp. (“ITC”) management’s beliefs concerning the proposed transaction involving ITC and Fortis, Inc. (“Fortis”) and ITC’s future business conditions and prospects, growth opportunities and the outlook for ITC’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, ITC has identified these forward-looking statements by words such as “will”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions ITC management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause ITC’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in ITC’s annual report on Form 10-K and ITC’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time and (b) the following transactional factors (in addition to others described elsewhere in this document and in subsequent filings with the SEC): (i) risks inherent in the contemplated transaction, including: (A) failure to obtain approval by ITC’s shareholders; (B) failure to obtain regulatory approvals necessary to consummate the transaction or to obtain regulatory approvals on favorable terms; (C) the ability to obtain the required financings; (D) delays in consummating the transaction or the failure to consummate the transactions; and (E) exceeding the expected costs of the transactions; (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements. Because ITC’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond ITC’s control or are subject to change, actual results could be materially different and any or all of ITC’s forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions ITC might make or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in ITC’s annual and quarterly reports will be important in determining future results. Consequently, ITC cannot assure you that ITC’s expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, ITC undertakes no obligation to publicly update any of ITC’s forward-looking or other statements, whether as a result of new information, future events, or otherwise. The transaction is subject to certain conditions precedent, including regulatory approvals, approval of ITC’s shareholders and the availability of financing. ITC cannot provide any assurance that the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. Safe Harbor Language & Legal Disclosure 2

ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of ITC by Fortis. In connection with this proposed merger, Fortis will file with the SEC a registration statement on Form F-4 that will include the proxy statement of ITC that also constitutes a prospectus of Fortis. This communication is not a substitute for the proxy statement/prospectus or any other document ITC filed or to be filed with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF ITC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ITC, FORTIS, THE PROPOSED MERGERAND RELATED MATTERS. The definitive proxy statement/prospectus will be mailed to shareholders of ITC. The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from ITC upon written request to ITC, Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000. PARTICIPANTS IN SOLICITATION ITC and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of ITC in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of ITC may be found in its 2015 Annual Report on Form 10-K filed with the SEC on February 25, 2016, and its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders filed with the SEC on April 9, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Safe Harbor Language & Legal Disclosure 3

2015 Highlights and Long-Term Outlook

Q4 2015 Highlights

Strong Operational Performance	▪ Operational performance remained strong in the fourth quarter and for the year ▪ Lowest outage count in history at METC and second lowest outage history at ITC*Transmission* and ITC Midwest
Strong Financials and Future Growth	▪ Q4 2015 operating earnings of $0.57 per diluted share, reflects growth of 19% over Q4 2014; Q4 2015 reported earnings $0.24 per diluted share ▪ Operating earnings of $2.08 per diluted share in line with guidance, reflects YoY growth of 12% and ~15% YoY growth absent the V-Plan project bonus expensed in Q1; reported earnings of $1.56 per diluted share ▪ Capital investments of ~$771 million for 2015, in excess of guidance range revised in Q3 ▪ Regulated OpCo capital guidance updated for the period 2016-2018 to $2.1 billion from $1.9 billion yielding 3-year operating EPS compounded annual growth rate of >10%
Healthy Balance Sheet	▪ As of December 31, 2015, total liquidity position was approximately $694 million ▪ Completed the accelerated share repurchase of $115 million with 3.6 million shares repurchased at a volume-weighted average share price of $32.57 (including discount)
Review Of Strategic Alternatives	▪ ITC Board's review of strategic alternatives concluded on February 9, 2016 with the announcement of Fortis' acquisition of ITC ▪ Offer price of US$44.90[1] per ITC common share at announcement: • ITC shareholders will receive a combination of US$22.57 in cash and 0.7520 of a Fortis common share • Equity purchase price of US$6.9 billion[1, 2] • Enterprise value of US$11.3 billion[1, 2], including ITC consolidated debt

(1) Based on Fortis closing price of $41.38 as of market close on Feb 8, 2016 and US$/C$ exchange rate of 1.39.
(2) Excluding transaction costs.

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Q4 2015 Financial Results 6 Increase in operating earnings per diluted share for the quarter and fiscal year 2015 primarily driven by higher rate base 2015 operating EPS of $2.08 per diluted share in line with 2015 guidance levels of $2.00 – $2.15 per diluted share *Amounts recorded for fourth quarter and year ended December 31, 2015 include $0.24 per diluted common share and $0.18 per diluted common share, respectively, related to adjustments to prior periods associated with the refund liability. Three Months Ended December 31, Twelve Months Ended December 31, 2015 2014 Increase / (Decrease) 2015 2014 Increase / (Decrease) Reported Diluted EPS (GAAP) $ 0.24 $ 0.30 $ (0.06) $ 1.56 $ 1.54 $ 0.02 After-tax regulatory charges - - - 0.04 - 0.04 After-tax debt extinguishment & consent solicitation fees - - - - 0.12 (0.12) After-tax MISO regional base ROE rate refund liability* 0.32 0.18 0.14 0.47 0.18 0.29 After-tax review of strategic alternatives expenses 0.01 - 0.01 0.01 - 0.01 After-tax Entergy transaction related expenses - - - - 0.01 (0.01) Operating Diluted EPS (non-GAAP) $ 0.57 $ 0.48 $ 0.09 $ 2.08 $ 1.85 $ 0.23 Capital Investments – December 31, 2015 ITCTransmission $ 189.6 METC 174.8 ITC Midwest 388.4 ITC Great Plains 14.4 Development 4.2 Total Capital Investments $ 771.4 Total Rate Base + CWIP – December 31, 2015 Rate Base $ 5.7 CWIP 0.4 Total Rate Base + CWIP $ 6.1

Q4 2015 Balance Sheet Activities Operating cash flow of ~$556 million for the year-ended December 31, 2015 with total liquidity position of ~$694 million Completed the accelerated share repurchase program in November with the repurchase of $115 million shares Overall outcome of program, which commenced in June 2014, resulted in the repurchase of $245 million worth of shares in 2014 and 2015 at a volume weighted average price of $34.57 which is significantly lower than our recent trading performance 7 As of December 31, 2015 ($ in millions) Total Revolver Capacity Revolver Capacity Outstanding Undrawn Revolver Capacity ITC Holdings $ 400.0 $ 137.7 $ 262.3 ITCTransmission 100.0 48.3 51.7 METC 100.0 2.5 97.5 ITC Midwest 250.0 72.3 177.7 ITC Great Plains 150.0 59.1 90.9 Total $ 1,000.0 $ 319.9 $ 680.1 Cash on Hand 13.9 Total Liquidity $ 694.0

2015 Capital Investments $’s in millions Total capital investments of $771 million in excess of guidance range of $715 - $765 million Results in December 31, 2015 total ending rate base and CWIP balance of ~$5.6 billion 8 ~$5.6 billion total ending rate base + CWIP Capital Investments – December 31, 2015 ITCTransmission $ 189.6 METC 174.8 ITC Midwest 388.4 ITC Great Plains 14.4 Development 4.2 Total Capital Investments $ 771.4 $5.2 billion ending rate base $0.4 billion ending CWIP

2016 - 2018 Capital Investment Outlook (OpCos Only) 9 2016-2018 regulated operating company capital forecast revised upward which drives increased rate base and operating EPS growth relative to prior plan OpCo Capital Plan Comparison 2018 OpCo Average Rate Base/CWIP Comparison Operating EPS CAGR (OpCos Only) Revised Outlook Prior Plan Actuals '15 - '18 CAGR Prior Plan 6.5% Revised Outlook 7.5% Note: Currency is in US dollars in billions. ~ 10% > 10% 2013-2018 2015-2018 $1.5 $1.9 $1.6 $2.1 $1.0 $1.2 $1.4 $1.6 $1.8 $2.0 $2.2 2014 - 2015 (Aggregate) 2016-2018 (Aggregate) $5.3 $6.4 $5.3 $6.6 $4.0 $4.5 $5.0 $5.5 $6.0 $6.5 $7.0 2015 2018

Fortis Acquisition of ITC

Fortis's Acquisition of ITC

Consideration	▪ Offer price of US$44.90[(1)] per ITC common share at announcement: • ITC shareholders will receive a combination of US$22.57 in cash and 0.7520 of a Fortis common share • Equity purchase price of US$6.9 billion[(1, 2)] • Enterprise value of US$11.3 billion[(1, 2)], including ITC consolidated debt ▪ Fortis will apply to list its common shares on the NYSE prior to closing ▪ On closing, ~27% of Fortis common shares will be held by ITC shareholders
Headquarters	▪ ITC maintains its headquarters and operations control room located in Novi, MI ▪ No change to Fortis headquarters or its subsidiaries
Governance	▪ No change to ITC management team ▪ No change to Fortis management team
Regulatory Developments	▪ Expected to close by late 2016 pending receipt of required approvals, including those of ITC and Fortis shareholders ▪ Regulatory approvals including FERC, DOJ/FTC, CFIUS, FCC, IL, KS, MO, OK and WI

(1) Based on Fortis closing price of $41.38 as of market close on Feb 8, 2016 and US$/C$ exchange rate of 1.39.
(2) Excluding transaction costs.

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Clear Benefits to ITC Stakeholders

Shareholders	▪ Attractive acquisition price for ITC, represents a ~33% premium to the unaffected stock price as of market close on November 27, 2015 and a ~37% premium to the 30-day unaffected average share price prior to November 27, 2015 (1) ▪ For ITC shareholders, significant dividend accretion expected given Fortis' attractive dividend policy ▪ Results in ~27% pro forma ownership of Fortis by ITC shareholders, with an opportunity to realize the upside of the pro forma enterprise ▪ **Combination results in stronger platform to execute ITC's growth plan**
Customers	▪ Enables ongoing long-term investments in the grid and provides a platform for ITC to maintain its operational excellence and track-record of service and reliability ▪ Allows ITC to continue to build relationships with, and be responsive to, both its customers and regulators while availing the resources of a large diversified utility
Employees	▪ Strong cultural fit given mutual commitment to operational excellence, dedication to strong stakeholder relationships and delivering superior total shareholder returns ▪ Employees will benefit from Fortis' proven track record of successfully acquiring and managing U.S. based utilities in a decentralized manner

ITC

(1) Based on Fortis closing price of $41.38 as of market close on Feb 8, 2016 and US$/C$ exchange rate of 1.39.

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13 Illustrative Transaction Timeline 2016 Q1 Q2 Q3 Q4 Acquisition Announcement Sale Process of Minority Interest Expected By End of Second Quarter Fortis and ITC Proxy Circulars & Shareholder Votes / Registration with SEC Department of Justice Hart-Scott-Rodino Order Committee on Foreign Investment in the United States Issue Debt Securities Regulatory Applications: Applications and/or Exemption from FERC and State Regulators & Completion of NYSE Listing Closing

Appendix

Q4 2015 Financial Results Operating Earnings Reconciliation 15 $’s in thousands * Amounts recorded for fourth quarter and year ended December 31, 2015 include after-tax amounts of $36.8 million and $28.4 million, respectively, related to adjustments to prior periods associated with the refund liability. Three Months Ended December 31, Twelve Months Ended December 31, 2015 2014 Increase / (Decrease) 2015 2014 Increase / (Decrease) Reported Net Income (GAAP) $ 37,365 $ 46,738 $ (9,373) $ 242,406 $ 244,083 $ (1,677) After-tax regulatory charges 621 2 619 7,253 134 7,119 After-tax debt extinguishment & consent solicitation fees - 157 (157) - 18,205 (18,205) After-tax MISO regional base ROE rate refund liability* 48,630 28,903 19,727 73,171 28,903 44,268 After-tax review of strategic alternatives expenses 976 - 976 976 - 976 After-tax Entergy transaction related expenses - 113 (113) - 714 (714) Operating Earnings (non-GAAP) $ 87,592 $ 75,913 $ 11,679 $ 323,806 $ 292,039 $ 31,767

Tentative Earnings Release Calendar 16 Tenative Earnings Release Calendar Q1 2016 May 5, 2016 Q2 2016 August 4, 2016

Investor Relations Contacts 17 Stephanie Amaimo – Director, Investor Relations Office: 248.946.3572 Email: samaimo@itctransco.com Rachelle Richards – Senior Analyst, Investor Relations Office: 248.946.3618 Email: rrichards@itctransco.com